EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ENHANCE SKIN PRODUCTS INC. (the "Company") on Form 10-QSB for the period ended October 31, 2008, as filed with the  Securities and Exchange Commission on the date hereof (the "Report"),  I, Dr. Samuel S Asculai, Chief Executive Officer of the Company,  certify,  pursuant  to 18 U.S.C.  1350,  as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ Dr. Samuel S Asculai
Date: December 12, 2008		Dr. Samuel S Asculai
Chief Executive Officer